UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2024

Regulus Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35670	26-4738379
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4224 Campus Point Court, Suite 210 San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 202-6300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RGLS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Private Placement of Common Stock and Non-Voting Preferred Stock

On March 11, 2024, Regulus Therapeutics Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional and other accredited investors (the “Purchasers”), pursuant to which the Company sold and issued (i) 45,108,667 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a purchase price of $1.60 per share and (ii) 173,915 shares of the Company’s newly designated non-voting Class A-6 convertible preferred stock, par value $0.001 per share (the “Class A-6 Convertible Preferred Stock”), in lieu of shares of Common Stock, at a purchase price of $160.00 per share in a private placement transaction (the “Private Placement”), which closed on March 14, 2024 (the “Closing”). The Company received total gross proceeds of approximately $100.0 million in the Private Placement. Each share of Class A-6 Convertible Preferred Stock is convertible into 100 shares of Common Stock, subject to certain beneficial ownership conversion limitations.

Stelios Papadopoulos, Ph.D., the Company’s Chairman of the Board of Directors, is a Purchaser under the Purchase Agreement and purchased 250,000 shares of Common Stock.

Under the terms of the Purchase Agreement, the Company has agreed to prepare and file, within 30 days after the Closing, one or more registration statements with the Securities and Exchange Commission (the “SEC”) to register for resale the Common Stock issued under the Purchase Agreement and the shares of Common Stock issuable upon conversion of the Class A-6 Convertible Preferred Stock, and generally to cause the applicable registration statement(s) to become effective no later than 90 days after the Closing.

The Purchase Agreement contains customary representations, warranties and covenants that were made solely for the benefit of the parties to the Purchase Agreement. Such representations, warranties and covenants (i) are intended as a way of allocating risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of transaction and not to provide investors with any other factual information regarding the Company. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

On May 11, 2024, the Company issued a press release announcing the Private Placement, a copy of which is attached as Exhibit 99.1 to this report.

The foregoing descriptions of the Purchase Agreement and the Class A-6 Convertible Preferred Stock are only a summary of the terms thereof, do not purport to be complete and are qualified in their entirety by reference to the complete text of the Purchase Agreement and the Certificate of Designation of Preferences, Rights and Limitations of Class A-6 Convertible Preferred Stock which are attached as Exhibit 10.1 and Exhibit 3.1, respectively, to this report.

Item 2.02	Results of Operations and Financial Condition.

On March 12, 2024, the Company announced in a press release that, as of December 31, 2023, the Company had cash and cash equivalents of $23.8 million. A copy of this press release is attached as Exhibit 99.2 to this report.

The information in this Item 2.02 and the attached Exhibit 99.2 are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure regarding the securities sold and issued under the Purchase Agreement under Item 1.01 of this report is incorporated by reference under this Item 3.02.

The securities described above under Item 1.01 have not been registered under the Securities Act. The Company relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof. Each of the Purchasers has represented that it is acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, and appropriate legends have been affixed to the securities.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Class A-6 Certificate of Designation

On the date of the Closing, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Class A-6 Convertible Preferred Stock (the “Class A-6 Certificate of Designation”). The Class A-6 Certificate of Designation establishes and designates the Class A-6 Convertible Preferred Stock and the rights, preferences and privileges thereof.

Each share of Class A-6 Convertible Preferred Stock is convertible into 100 shares of Common Stock, subject to proportional adjustment as provided in the Class A-6 Certificate of Designation. In the event of the Company’s liquidation, dissolution or winding up, holders of Class A-6 Convertible Preferred Stock will participate pari passu with any distribution of proceeds to holders of Common Stock, holders of the Company’s Class A-1 convertible preferred stock, holders of the Company’s Class A-2 convertible preferred stock, holders of the Company’s Class A-3 convertible preferred stock, holders of the Company’s Class A-4 convertible preferred stock, holders of the Company’s Class A-5 convertible preferred stock and the holders of any series of class of the Company’s preferred stock or other capital stock thereafter created ranking on its terms on parity with the Class A-6 Convertible Preferred Stock or the Common Stock. Holders of Class A-6 Convertible Preferred Stock are entitled to receive dividends on shares of Class A-6 Convertible Preferred Stock equal (on an as converted to Common Stock basis) to, and in the same form as, dividends actually paid on the Common Stock. Shares of Class A-6 Convertible Preferred Stock generally have no voting rights, except as required by law.

The foregoing description of the Class A-6 Convertible Preferred Stock is only a summary of the terms thereof, does not purport to be complete and is qualified in its entirety by reference to the complete text of the Class A-6 Certificate of Designation attached as Exhibit 3.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Designation of Preferences, Rights and Limitations of Class A-6 Convertible Preferred Stock.

4.1	Reference is made to Exhibit 3.1.

10.1*	Securities Purchase Agreement, dated March 11, 2024, by and among the Company and the Purchasers.

99.1	Press release, dated March 12, 2024.

99.2	Press release, dated March 12, 2024.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regulus Therapeutics Inc.

Date: March 14, 2024	By:	/s/ Joseph Hagan
Joseph Hagan
Chief Executive Officer